ADA003 (CA)
TRANSFER
KCI

TRANSFER AGREEMENT

BBC HOLDINGS, LLC
(dba Capriotti's NCSD, LLC)
AND
KCI INVESTMENTS, LLC

FOR

DEVELOPMENT TERRITORY IN NORTHERN SAN DIEGO, CA

For approved territory boundary details, see Exhibit A of Area Development Agreement.

CAPRIOTTI'S SANDWICH SHOP, INC.

CAPRIOTTI'S SANDWICH SHOP, INC.
CONSENT FOR TRANSFER OF AREA DEVELOPMENT AGREEMENT

This Consent to Transfer of Area Development Agreement ("Consent") is made and entered into this 17 day of OCTOBER, 2012, ("Effective Date") between and among the following parties:

A. BBC HOLDINGS, LLC, (dba Capriotti's NCSD LLC) a Nevada limited liability company with its principal mailing address at 2406 Harlequin Cr., Henderson, Nevada 89074, individual resident of the state of Nevada (collectively "Seller"),

B. KCI INVESTMENTS, LLC, a Nevada limited liability company with its principal mailing address at 4033 S. Dean Martin Drive, Las Vegas NV 89103 ("Buyer") and

C. CAPRIOTTTI'S SANDWICH SHOP, INC. ("Franchisor"), a Nevada corporation, with its principal mailing address at 5130 South Fort Apache Drive, 215-411, Las Vegas, Nevada 89148.

1. Background and Preliminary Agreements

1.1 Seller currently has exclusive development rights for Capriotti's Sandwich Shop restaurants in the Northern San Diego, California area pursuant to the terms of an Area Development Agreement dated July 21, 2010 ("Area Development Agreement") with the Franchisor. The Area Development Agreement grants to Seller the right to establish and operate ten (10) CAPRIOTTI'S SANDWICH SHOP restaurants within a specified territory in the Area Development Agreement ("Territory"). Seller has full legal authority to transfer the Area Development Agreement and to enter into this Consent.

1.2 The Seller desires to transfer its interest in the Area Development Agreement to Buyer and to cancel all rights of the Seller under the Area Development Agreement or otherwise be released from certain (but not all) obligations with respect to the Area Development Agreement.

1.3 Franchisor has agreed to release Seller of certain but not all of its obligations under the Area Development Agreement.

1.4 In order to cause Franchisor to consent to such sale, waive certain rights in the Area Development Agreement and release Seller of certain obligations, Seller and Buyer have agreed to their respective commitments pursuant to this Consent.

1.5 While Franchisor may be aware of the terms and conditions of any agreement between Buyer and Seller regarding the transfer of the Area Development Agreement by Seller to Buyer, Franchisor has taken no part in the negotiations between Seller and Buyer and has made no representations to either party.

1.6 Buyer shall complete the necessary applications and other documentation normally used for applicants to become franchisees of Franchisor. As a prerequisite to Buyer becoming a Developer of Franchisor, Buyer shall be subject to all credit checks and other requirements of Franchisor.

1.7 Concurrent with Seller's delivery of the executed Consent, Seller shall provide a resolution executed by Seller's shareholders or members approving the execution of this Consent and the undertaking of the actions herein provided.

2. Area Development Agreement Transfer and Related Agreements

2.1 Transfer. As of the Effective Date, Franchisor consents to the transfer of all rights of the Seller in the Area Development Agreement to the Buyer. The Seller confirms that it has transferred to Buyer, and the Buyer confirms that it has received from the Seller, all rights in the Area Development Agreement (except for any claims released or otherwise extinguished). All rights of the Seller and all debts, obligations and/or liabilities of Franchisor to Seller, whether known or unknown are hereby canceled, released and of no further effect. Seller desires to permanently relinquish any rights and interests to which they are or may be entitled under the terms of the said Area Development Agreement or any understanding between the parties, including but not limited to territorial, name and mark usage, and option rights.

2.2 Payments, Release of Certain of Seller's Obligations, Preservation of Other Obligations.

(a) Payments Pursuant to the Area Development Agreement. Seller will on the Effective Date of this Consent, pay Franchisor all amounts due Franchisor, including but not limited to any and all royalty fees, advertising and marketing obligations and any and all outstanding accounts payable will be accelerated and immediately paid in full.

(b) Payments for Consent to Transfer. Concurrently with the signing of this Consent, Seller will pay Franchisor ten thousand dollars ($10,000.00) as the transfer fee.

(c) Preservation of Other Obligations of the Seller. The Seller is not released and the Seller acknowledges and agrees that it is not released from (1) any obligations created pursuant to or preserved in this Consent, (2) any indemnity, confidentiality or noncompetition obligations contained in the Area Development Agreement which shall remain in full force and effect, and (3) any obligations under the terms of the Area Development Agreement which either expressly or by their nature would survive any termination or expiration of the Area Development Agreement.

2.3 Area Development Agreement. Concurrent with the execution of this Consent and as a condition to Franchisor's consent to this transaction, Buyer shall assume all the rights and obligations of the Seller to Franchisor under Area Development Agreement dated July 21, 2010 ("Buyer's Area Development Agreement"). Buyer agrees to be governed by the terms contained in the Buyer's Area Development Agreement. Only the rights outlined in the Buyer's Area Development Agreement executed between Buyer and Franchisor inure to the benefit of Buyer

and Buyer shall not rely on any other provisions that may have existed in the Area Development Agreement previously executed between Seller and Franchisor. Buyer acknowledges and agrees that while Buyer shall assume all the rights and obligations under Buyer's Area Development Agreement with Franchisor, Buyer is not purchasing the Area Development Agreement from Franchisor, but is purchasing from Seller the right to be a Developer of Franchisor. Buyer hereby acknowledges Franchisor has made any and all disclosures it was required to make by any and all applicable laws federal and state laws. Furthermore, Seller agrees to hold Franchisor and its successors in interests harmless for any and all information that may not have been disclosed to Buyer, including, but not limited to, the receipt of a Franchise Disclosure Document.

2.4 Payment of Debts. It is expressly understood that Franchisor does not assume any responsibility for payment of any debts or monies owed by Seller to any other individual or entity and that Seller agrees to indemnify and hold Franchisor harmless from any claims, expense or damages, including attorney's fees arising in connection with the execution of this or any other agreement. Buyer, does agree to honor and accept responsibility for any and all workmanship or product guarantee, which Seller may have given to any customer prior to Effective Date.

2.5 Training. [Not applicable.]

2.6 Release – General Provisions. The Seller and Franchisor, jointly and severally, hereby release and forever discharge as of the Effective Date each other of and from any and all causes of action, in law or in equity, suits, debts, liens, defaults under contracts, leases, agreements or promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, howsoever arising, known or unknown, fixed or contingent, past or present, that they have or may hereafter have against each other by reasons of any matter, cause or thing whatsoever from the beginning of time to the date hereof (the "Claims"), it being the mutual intention of the parties that this release be unqualifiedly general in scope and effect and that any Claims against any of the parties are hereby forever canceled and forgiven.

THE SELLER AND FRANCHISOR, HEREBY EXPRESSLY WAIVE ALL OF THEIR RIGHTS UNDER ANY STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT OF ANY APPLICABLE JURISDICTION, INCLUDING, WITHOUT LIMITATION, CALIFORNIA, NEVADA AND/OR JURISDICTIONS OF SELLER(S)' RESIDENCE AND LOCATION OF FRANCHISED UNITS.

The Seller and Franchisor expressly assume the risk of any mistake of fact or fact of which they may be unaware or that the true facts may be other than any facts now known or believed to exist by Seller and Franchisor, and it is the Seller and Franchisor's intention to forever settle, adjust and compromise any and all present and/or future disputes with respect to all matters from the beginning of time to the date of this document finally and forever and without regard to who may or may not have been correct in their understanding of the facts, law or otherwise. All releases given by the Seller and Franchisor are intended to constitute a full, complete, unconditional and immediate substitution for any and all rights, claims, demands and causes of action whatsoever which exist, or might have existed, on the date of this document. The Seller and Franchisor represent and warrant that they have made such independent investigation of the facts, law and otherwise pertaining to all matters discussed, referred to or

released in or by this document as they in their independent judgment, believe necessary or appropriate. The Seller and Franchisor have not relied on any statement, promise, or representation, whether of fact, law or otherwise, by the other party or anyone else, not expressly set forth herein, in executing this document and/or the related releases. **Notwitstanding the foregoing, the Seller(s) are not released from (i) any obligations created or preserved by, or referenced in, this Consent or (ii) any indemnity, confidentiality, or non-competition obligations under the Area Development Agreement applicable after termination, any provisions of the Area Development Agreement regarding dispute resolution (but in the event of any inconsistencies the provisions of this Consent shall control) or any representations of Seller(s), whether arising under the Area Development Agreement or otherwise or (iii) any obligations under the Area Development Agreement which either expressly or by their nature would survive any termination or expiration of the Area Development Agreement. This release is conditioned on the fulfillment of each party's obligations pursuant to this Consent and may not be enforced by any party who at that time is in breach of the terms of this Consent.**

Seller and Franchisor represent and warrant that there have been, and there will be, no assignment or other transfer of any interest in any Claims that the Seller and Franchisor may have against any other, all Claims having been fully and finally extinguished. The Seller and Franchisor agree to forever indemnify and hold each other harmless from any liability, claims, demands, damages, losses, costs, expenses or attorneys' fees incurred by either party as a result of any person asserting any interest in any of the Claims and/or any voluntary, involuntary or other assignment or transfer thereof. It is the intention of the parties that this indemnity does not require payment by either party as a condition precedent to recovery against the other party under this indemnity.

If the Seller and Franchisor, or anyone acting for, or on behalf of, the Seller and Franchisor or claiming to have received, by assignment or otherwise, any interest in any of the Claims, commences, joins in, or in any manner seeks relief through any suit (or otherwise) arising out of, based upon or relating to any of the Claims released hereunder, or in any manner asserts against either of the parties any of the Claims released hereunder, each party agrees to pay its own attorneys' fees and other costs incurred in defending or otherwise responding to said suit or assertion.

3. General Conditions And Provisions

3.1 Indemnity to Franchisor. Seller hereby agrees to protect, defend and indemnify Franchisor, and all of its past, present and future shareholders, direct and indirect parent companies, subsidiaries, affiliates, officers, directors, employees, attorneys and designees and hold them harmless from and against any and all costs and expenses, including attorneys' fees, court costs, losses, liabilities, damages, claims and demands of every kind or nature on account of any actual or alleged loss, injury or damage to any person, firm or corporation or to any property arising out of or in connection with the operation of Seller's Area Development Agreement.

3.2 Waiver and Delay. No waiver by Franchisor of any breach or series of breaches or defaults in performance by Buyer or Seller, and no failure, refusal or neglect of Franchisor to

exercise any right, power or operation given to it hereunder or under this Consent shall constitute a waiver of the provisions of this Consent with respect to any subsequent breach thereof or a waiver by Franchisor of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

3.3 Survival of Covenants. The covenants contained in this Consent which, by their terms, require performance by the parties after the expiration or termination of this Consent, shall be enforceable notwithstanding said expiration or other termination of this Consent for any reason whatsoever.

3.4 Successors and Assigns. This Consent shall be binding upon and inure to the benefit of all the successors and assigns of Franchisor and shall be binding upon and inure to the benefit of Buyer and Seller and his or their respective heirs, executors, administrators, successors and assigns.

3.5 Joint and Several Liability. If Buyer or Seller consists of more than one person or entity, or a combination thereof, the obligations and liabilities of each such person or entity to Franchisor are joint and several.

3.6 Governing Law and Arbitration. This Consent shall be governed by the laws of Nevada without regards to conflict of laws. The parties jointly agree that, except with respect to the applicability of the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and the effect of federal pre-emption of state law by such Act and except to the extent governed by the United States Trademark Act and other federal laws, this Consent (including any claims, counter-claims or otherwise) and all other matters concerning Buyer(s), Seller(s) and/or the Franchisor (and/or any of the Franchisor-Related Persons/Entities), including any rights and obligations of any of the foregoing, will be governed by, and construed and enforced in accordance with, the laws of Nevada, without regard to the laws of such state relating to conflicts of laws or choice of law; except that the provisions of any law of that state regarding franchises (including, without limitation, registration, disclosure, or relationship, and the regulations thereunder) shall not apply unless such state's jurisdictional, definitional and other requirements are met independently of, and without reference to, this Section. The parties mutually intend and agree (and have expressly had a meeting of the minds) that the provisions of this Consent (including, but not limited to, this Section) will control over any provisions of this Consent or otherwise relating to which state or provincial laws this Consent will be governed by and construed under, any provisions of state, provincial or other law to the contrary and/or any statements in the Franchise Disclosure Document or otherwise required as a condition of registration or otherwise.

Buyer and Seller acknowledge that Buyer and Seller have and will continue to develop a substantial and continuing relationship with Franchisor at its principal offices in the State of Nevada, where Franchisor's decision-making authority is vested and franchise operations are conducted and supervised. Therefore, the parties agree that, to the extent that any disputes regarding this Consent or agreements related thereto cannot be resolved directly between Buyer, Seller, and/or Franchisor and Developer, any action arising out of or relating to this Consent or the making, performance, or interpretation thereof shall upon thirty (30) days written notice by either party be resolved, except as elsewhere expressly provided in this Consent, upon application by any such party by binding arbitration in the City of Las Vegas, Nevada, in accordance with the commercial rules then prevailing of the American Arbitration Association

including without limitation the Optional Rules for Emergency Measures of Protection ("AAA"), and not under any state arbitration laws, and judgment on the arbitration award may be entered in any court of competent jurisdiction. The Federal Arbitration Act shall apply to all arbitration and arbitration venue questions. Any award by the arbitrator(s) shall be final, binding and nonappealable, except for errors of law. Unless the parties agree in writing at the time an arbitration proceeding is commenced to have a single arbitrator, the matter shall be heard by three (3) arbitrators, with each party selecting one (1) arbitrator and the third (3) arbitrator to be selected by the two arbitrators. The arbitrator selected by mutual agreement of the first two arbitrators shall have at least five (5) years experience in practicing franchise law and shall have experience in the preparation of Area Development Agreements, transfers of franchises, and Uniform Franchise Disclosure Document. Buyer and Seller understand that by agreeing to arbitrate Buyer and Seller are relinquishing their respective jury and appeal and other rights Buyer and Seller might have in court. The arbitration provisions of this Consent shall not act to prevent the Franchisor from pursuing judicial injunctive relief for any breach of Seller's post-termination obligations under Seller's Area Development Agreement.

3.7 Entire Agreement. This Consent and the Exhibits incorporated herein contain all of the terms and conditions agreed upon by the parties hereto concerning the subject matter hereof. No other agreements concerning the subject matter hereof, written or oral, shall be deemed to exist or to bind any of the parties hereto and all prior agreement, understandings, and representations, are merged herein and superseded hereby. Buyer and Seller represent that there are no contemporaneous agreements or understandings between the parties relating to the subject matter of this Consent that are not contained herein. No officer, or employee, or agent of Company has any authority to make any representation or promise not contained in this Consent and Buyer and Seller agree that they have executed this Consent without reliance upon any such representation or promise. This Consent cannot be modified or changed except by written instruments signed by all of the parties hereto.

3.8 Titles for Convenience. Article and paragraph titles used in this Consent are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Consent.

3.9 Gender. All terms used in any one number or gender shall extend to mean and include any other number and gender as the facts, context, or sense of this Consent or any article or paragraph hereof may require.

3.10 Severability. Nothing contained in this Consent shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Consent and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Consent thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph, sentence or clause of this Consent shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provisions shall be deemed deleted, and the remaining part of this Consent shall continue in full force and effect.

3.11 Counterparts. This Consent may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one

and the same instrument. One or more counterparts of this Consent may be delivered by facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

3.12 Fees and Expenses. Should any party hereto commence any action or proceeding for the purpose of enforcing, or preventing the breach of, any provision hereof, whether by arbitration, judicial or quasi-judicial action or otherwise, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

3.13 Notices. Except as otherwise expressly provided herein, all written notices and reports permitted or required to be delivered by the parties pursuant thereto shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by facsimile or other electronic system, or five (5) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed as shown on the first page of the Consent or to such other address as such party may designate by ten (10) days' advance written notice to the other party.

3.14 Submission of Agreement. The submission of this Consent does not constitute an offer and this Consent shall become effective only upon the execution thereof by Franchisor, Seller, and Buyer. THIS CONSENT SHALL NOT BE BINDING ON FRANCHISOR UNLESS AND UNTIL IT SHALL HAVE BEEN ACCEPTED AND SIGNED BY THE FRANCHISOR'S CHIEF EXECUTIVE OFFICER, PRESIDENT, OR CHIEF OPERATING OFFICER. THIS CONSENT SHALL NOT BECOME EFFECTIVE UNTIL AND UNLESS BUYER SHALL HAVE BEEN FURNISHED BY FRANCHISOR WITH ALL DISCLOSURE DOCUMENTS, IN WRITTEN FORM, WHICH MAY BE REQUIRED UNDER OR PURSUANT TO APPLICABLE LAW, FOR REQUISITE TIME PERIODS.

3.15 General. Seller, Buyer, and their shareholders and partners, as applicable, jointly and severally acknowledge that they have carefully read this Consent and all other related documents to be executed concurrently or in conjunction with the execution hereof, that they have obtained the advice of counsel in connection with entering into this Consent, that they understand the nature of this Consent, and that they intend to comply and be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the first date set forth above.

FRANCHISOR:

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ______________________ 10/09/12
Name: Ashley Morris
Title: CEO
Date

SELLER:

BBC HOLDINGS, LLC (dba Capriotti's NCSD LLC)

By: (SEE NEXT PAGE) ______________________
Name: Gabe Hogan
Title: Managing Member
Date

BUYER:

KCI INVESTMENTS, LLC

By: ______________________ 9/26/12
Name: Kenneth Antos
Title: Managing Member
Date

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the first date set forth above.

FRANCHISOR:

CAPRIOTTI'S SANDWICH SHOP, INC.

By: ______________________________ ______________________
Name: Ashley Morris Date
Title: CEO

SELLER:

BBC HOLDINGS, LLC (dba Capriotti's NCSD LLC)

By: ______________________________ 9/29/2012
Name: Gabe Hogan Date
Title: Managing Member

BUYER:

KCI INVESTMENTS, LLC

By: ______________________________ ______________________
Name: Kenneth Antos Date
Title: Managing Member

From: Pam Tiangco <pam@capriottis.com>
Subject: **Transfer Fees: N. San Diego ADA & Franchised Restaurants (CA078 San Marcos and NV062 Green Valley)**
Date: October 2, 2012 6:48:41 PM PDT
To: Kim Smith <kim@capriottis.com>, Bob Levin <bob.levin@capriottis.com>

We received a check in the amount of $43,500 for transfer fees. (See breakdown below.)
Please take royalty and marketing fees for September 1-29, 2012 from the bank accounts we have on file for both restaurants.

NV062 Green Valley Casino (TRANSFER FEE = $23,500)
Previous Owner: KM's Capriotti's LLC
NEW OWNER: KCI INVESTMENTS LLC
Contact: Sabian Waldman

ADA003: N. San Diego, CA (TRANSFER FEE = $10,000)
Previous Developer: BBC Holdings LLC
NEW DEVELOPER: KCI INVESTMENTS LLC (Ken Antos)
Contact: Peter DiDomizio

1st LOCATION

CA078 San Marcos (TRANSFER FEE = $10,000)
Current Owner: BBC Holdings LLC
NEW OWNER: KCI INVESTMENTS LLC (Ken Antos)
Contact: Peter DiDomizio

Thank you.
Pam

282111107 NEW 01/08 8810004306

HOLD DOCUMENT UP TO THE LIGHT TO VIEW TRUE WATERMARK

CASHIER'S CHECK

HOLD DOCUMENT UP TO THE LIGHT TO VIEW TRUE WATERMARK

CHASE

1210809164 91-2/1221

Date 09/29/2012

Remitter KENNETH ANTOS

Pay: FORTY THREE THOUSAND FIVE HUNDRED DOLLARS AND 00 CENTS

Pay To The Order Of CAPRIOTT'S SANDWICH SHOP
TRAN FEE GRN VALLEY RANCH SD SAN MARCOS

$ ********43,500.00 ***

Drawer: **JPMORGAN CHASE BANK, N.A.**

Michael Andrews

Senior Vice President
JPMorgan Chase Bank, N.A.
Phoenix, AZ

⑈1210809164⑈ ⑆122100024⑆ 806002234⑈